China Shen Zhou Mining & Resources Announces
Approval for Listing on the American Stock Exchange

A Significant Milestone in the Company’s Development History

BEIJING, CHINA , Jan. 28/Xinhua-PRNewswire-FirstCall/ -- China Shen Zhou Mining & Resources, Inc. (OTC Bulletin Board: CSZM.OB, the “Company”), a leading company in the exploration, development, mining and processing of fluorite, zinc, lead, copper, and other nonferrous metals in the PRC, today announced that the American Stock Exchange® (Amex®) has approved the listing of its common shares. The common shares are anticipated to commence trading on Thursday, January 31, 2008, under the ticker symbol “SHZ”.

This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

Jessica Yu, Chairwoman and CEO for China Shen Zhou Mining & Resources commented, “We are very excited with our move to AMEX which will reinforce our strategic initiative to maximize shareholders’ value. We regard it as a significant milestone in the Company’s development history. Our growing U.S. shareholder base will benefit from the increased visibility and trading liquidity of the American Stock Exchange.”

Ms. Yu added “ We believe this listing will likely strengthen institutional interest in our Company as we continue to execute our business plan to identify, explore and process various fluorite ore and nonferrous metals deposits in China and other Central Asian countries to build value for our shareholders."

About American Stock Exchange

The American Stock Exchange® (Amex®) offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRSSM. In addition to its role as a national equities market, the Amex is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex lists 380 ETFs to date. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks. On January 17, 2008, NYSE EuroNext entered into a definitive agreement to acquire the American Stock Exchange® (Amex®).

About China Shen Zhou Mining & Resources, Inc.

China Shen Zhou Mining & Resources, Inc. conducts all of its business through its subsidiary, American Federal Mining Group ("AFMG"), which, in turn, conducts its business through its Subsidiaries. The principal business of AFMG is the exploration, development, mining, and processing of fluorite, zinc, lead, copper, and other nonferrous metals in the PRC. AFMG has its principal areas of interest in the PRC: (a) fluorite exploration and extraction in the Sumochaganaobao region of Inner Mongolia Autonomous Region; and (b) zinc/copper exploration, mining and processing in Xinjiang Uygur Autonomous Region; and (c) zinc/copper/lead exploration, mining and processing in Wulatehouqi of Inner Mongolia Autonomous Region. Besides, AFMG owns 100% of Kichi-Chaarat Closed Joint Stock Company, whose major assets include a large-scale gold and copper mine located in Kuru-Tegerek region, western Kyrgyzstan.

Safe Harbor Statement

Certain of the statements made in the press release constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward- looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding our future plans, objectives or performance. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, , fluctuation in mineral prices, risks associated with exploration and mining operations, and the potential of securing additional mineral resources, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

For more information, please contact:

Sterling Song

Senior Investor Relations Manager

China Shen Zhou Mining & Resources, Inc.

Tel:   +86-10-6887-2811

Email: investor@chinaszky.com

Web:  http://www.chinaszmg.com

In the U.S.:

Valentine Ding

Investor Relations

The Global Consulting Group

Tel:   +1-646-284-9412

Email: vding@hfgcg.com

Catherine Chantharaj
American Stock Exchange

212-306-1689

catherine.chantharaj@amex.com